                                                                                            EXHIBIT 10.15

PROMISSORY NOTE

$75,000.00	December 21, 2015

FOR VALUE RECEIVED, Noble Roman's, Inc, an Indiana corporation (the “Debtor”), hereby promises to pay to Scott Mobley (the “Holder”) the principal sum of Seventy-Five Thousand and 00/100 Dollars ($75,000.00), together with interest, in the manner provided herein.  Each of the Holder and the Debtor are collectively referred to herein as the “Parties”.

1. Repayment of Principal.  The entire principal balance of this Note shall be due and payable on January 10, 2017 and (b) the exercise of remedies by the Holder pursuant to Section 4, of this Note (the “Final Payment Date”).  All principal and interest payable pursuant to this Note may be prepaid in whole or in part at any time, without payment of any penalty or premium.

2. Interest on Unpaid Principal Balance.  Interest shall accrue on the unpaid principal balance of this  Note at a rate of ten percent (10%) per annum (computed on the basis of a 360-day year containing 12 months, counting the actual number of days in each month), such accrued and unpaid interest shall be paid quarterly in arrears on the last business day of March, June, September and December of each year commencing March 31, 2016. All accrued and unpaid interest shall be due and payable at the Final Payment Date.

3. Payments.  The Debtor will pay to Holder, by check for all amounts payable to the Holder in respect of the principal of, or interest on, this Note, without any presentation of this Note.  Each such payment, when paid, shall be applied first to the payment of interest, fees, expenses and other charges accrued and unpaid under this Note in such order as Holder shall determine and second to the payment or prepayment of the principal hereof.  Notwithstanding anything herein to the contrary, all outstanding principal, accrued interest and all other amounts under this Note shall be immediately due and payable in full at the Final Payment Date.

4. Event of Default.  The occurrence of any one or more of the following events will constitute an “Event of Default” hereunder:

(a) Nonpayment of any installment of principal and/or interest due under this Note when it shall become due and payable (no prior demand therefor being necessary);

(b) Any representation or warranty made or deemed to be made by Debtor in this Note, or any other document, instrument or certificate delivered in connection herewith or therewith is or shall be incorrect in any material respect on or as of the date when made or deemed to have been made; provided, that any representation or warranty that is already qualified in the text thereof as to “materiality”, “material adverse effect” or similar language shall be true and correct in all respects so stated on the applicable date;

(c) The Debtor shall default in the performance of any other obligation, covenant or agreement contained in this Note (subject to any applicable grace periods), provided that the Debtor shall have the opportunity to cure such default within ten (10) business days of its receipt of notice of default;

(d) (i) the appointment of a receiver, trustee, custodian or other fiduciary, for, or for any of the property of, the Debtor; or (ii) the making of an assignment for the benefit of creditors by the Debtor; and if any of (i) through (ii) are involuntary, the failure to discharge same within sixty (60) days;

(e) The filing of a petition, complaint, motion or other pleading seeking relief under any receivership, insolvency, or debtor relief law, or seeking any readjustment of indebtedness, reorganization, composition, extension or any similar type of relief, or the filing of a petition, complaint, or motion under any chapter of the federal bankruptcy code, 11 U.S.C. 101 et seq., as the same now exists or may hereafter be amended (the “Bankruptcy Code”), by the Debtor;

(f) The filing of a petition, complaint, motion or other pleading seeking any relief under any receivership, insolvency, or debtor relief law, or under any chapter of the Bankruptcy Code, or seeking any readjustment of indebtedness, reorganization, composition, extension or any similar type of relief, or the entry of any order for relief under any chapter of the Bankruptcy Code, against, the Debtor; provided, however, that if the Debtor shall notify Holder in writing of the filing of any such petition, complaint, motion or other pleading against the Debtor and shall provide evidence satisfactory to Holder that the Debtor has in good faith and within thirty (30) days after the filing of any such petition, complaint, motion or other pleading filed an answer thereto contesting same, then there shall be no Event of Default under this subparagraph (e) until the earliest of (i) the entry of an order for relief or a judgment under any proceedings referred to in this subparagraph (e), (ii) the appointment of a receiver, trustee, custodian or other fiduciary in any such proceeding or (iii) the expiration of a period of sixty (60) days, at the end of which such petition, complaint, motion or other pleading remains undismissed;

(g) The dissolution, liquidation or termination of existence of the Debtor;

(h) A Sale of the Company shall occur;

(i) Debtor fails to make any of its filings required by the Securities Exchange Act of 1934, as amended, by the dates they are required to be filed in accordance with the rules and regulations promulgated by the Securities and Exchange Commission from time to time (without giving effect to any available extension of time with respect to any such filing);

(j) A delisting of the Debtor’s Common Stock from the OTCQB marketplace.

Upon the occurrence and continuance of any Event of Default, this Note, at the option of the Holder, shall become immediately due and payable without notice of any kind; provided that this Note shall become automatically due and payable upon any Event of Default occurring under clauses (d), (e) and (f) above without any further action on behalf of Holder.  The Holder’s failure to exercise such option shall not constitute a waiver of the right to exercise it at any other time.  Irrespective of the exercise or non-exercise of the foregoing option, if any payment of principal and/or interest is not paid in full on the date the same is due, the interest rate under this Note on the overdue amount shall be increased to eighteen percent (18%) per annum until said amount is paid in full.

Notwithstanding any provisions of this Note, it is the understanding and agreement of the Debtor and the Holder that the maximum rate of interest to be paid by the Debtor to the Holder shall not exceed the highest or maximum rate of interest permissible to be charged to a commercial borrower under any law applicable hereto.  Any amount paid in excess of such rate shall be considered to have been payments in reduction of principal, and if there shall be no principal amount then outstanding, such excess shall be returned to the Debtor as an overpayment of principal.

5. Representations and Warranties.

(a) Power and Authority; Execution and Delivery.  Debtor has the corporate or other organizational power and authority to execute, deliver, perform  and otherwise carry out the terms and provisions of this Note and the Warrant (including such power and authority to borrow the funds as contemplated herein and to issue the equity securities as contemplated by the Warrant)  and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Note.  Debtor has duly executed and delivered this Note and any documents executed and delivered in connection herewith or therewith.

(b) Enforceability.  This Note constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally.

(c) No Violation.  The execution, delivery and performance by Debtor of this this Note, the compliance with the terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with, contravene or violate any provision of any applicable law, (ii) violate any order or decree of, or require any authorization, consent, approval, exemption or other action by or notice to, any Person which has not been obtained and is in full force and effect, (iii) conflict with, result in a breach of any of the terms, covenants, conditions or provisions of, constitute a default under, otherwise result in the termination of or a termination right under, (x) any material indenture, note, loan agreement, lease agreement, mortgage, deed of trust or other financing or security agreement, or (y) any other material agreement to which it or any of its property or assets is bound, or (iv) violate any provision of the its organization documents (i.e., charter, by-laws, etc.) or any material permit or license of Debtor.

6. Definitions.  The following terms, as used herein, have the following respective meanings:

“Sale of the Company” means the sale (in a single transaction or a series of related transactions) of the Company to any Independent Third Party or group of Independent Third Parties pursuant to which such Independent Third Party or group of Independent Third Parties acquires (a) a majority of the Common Stock on a Fully-Diluted Basis (whether by merger, consolidation, sale or Transfer of Common Stock, reorganization, recapitalization or otherwise), or (b) all or substantially all of the assets of the Company and its Subsidiaries, determined on a consolidated basis.  For purposes of this definition, all Common Stock that is issuable upon exercise or conversion of any Stock Equivalents acquired by an Independent Third Party shall be deemed to be issued and held by such Independent Third Party.

“Subsidiary” means any corporation, limited liability company, partnership, association, joint stock company, trust, joint venture or unincorporated organization of which the Company, at the time in respect of which such term is used, (a) owns directly or indirectly more than fifty percent (50%) of the equity or beneficial interests, on a consolidated basis, or (b) owns directly or controls with power to vote, indirectly through one or more subsidiaries, shares of capital stock or beneficial interests having the power to cast a majority of the votes entitled to be cast for the election of directors, trustees, managers or other officials having powers analogous to those of directors of a corporation.  Unless otherwise specifically indicated, when used in this Agreement, the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, encumbrance, hypothecation, gift, creation of a security interest in or lien on, or other disposition, irrespective of whether any of the foregoing are effected with or without consideration, voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, inter vivos or upon death.

7. No Security.  This Note is unsecured on a senior basis.

8. Costs. If, and as often as, this Note is referred to an attorney for the collection of any sum payable hereunder, or to defend or enforce any of the Parties’ rights hereunder, or to commence an action, cross-claim, third-party claim or counterclaim relating to this Note, the Debtor hereby agrees to pay all reasonable costs incurred by the Parties in connection therewith including reasonable attorneys' fees (including such fees incurred in appellate, bankruptcy or insolvency proceedings), with or without the institution of any action or proceeding.

9. Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Indiana without giving effect to any choice or conflict of Law provision or rule (whether of the State of Indiana or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Indiana.

10. Waiver of Jury Trial.  EACH OF THE PARTIES WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS PROMISSORY NOTE IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS PROMISSORY NOTE OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE.

11.           Assignment.  This Note and the rights and obligations hereunder shall be freely assignable, in whole or in part, by the Holder without the consent of the Debtor or any other Person; provided that any proposed assignee shall expressly agree to be bound by the terms of the Subordination Agreement.

IN WITNESS WHEREOF, the Debtor has caused this Promissory Note to be duly executed as of the day and year first above written.

DEBTOR:

NOBLE ROMAN'S, INC.

By: [Missing Graphic Reference]
Name:    Paul Mobley
Title:      Executive Chairman

On this 21st day of December, 2015